UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2026, GHI GP Holdings LLC, in its capacity as the sole member of Greystone AF Manager LLC, appointed Alfonso Costa Jr. as a member of the Board of Managers of Greystone AF Manager LLC (the “Greystone Manager Board”) effective as of January 15, 2026. In this regard, Mr. Costa will act in the capacity as a director of Greystone Housing Impact Investors LP (the “Partnership”). Based on a current advisory relationship between Mr. Costa and an affiliated entity of Greystone Manager, the Greystone Manager Board has determined that Mr. Costa does not meet the independence standards established by the New York Stock Exchange listing rules and the rules of the SEC.

There is no arrangement or understanding between Mr. Costa and any other persons or entities pursuant to which Mr. Costa was appointed to the Greystone Manager Board. In addition, there are no transactions between the Partnership and Mr. Costa that require disclosure under Item 404(a) of Regulation S-K. Biographical information for Mr. Costa is set forth below.

Alfonso Costa Jr., 37, serves as Chief Operating Officer of the Falcone Group, one of the leading real estate development and investment firms in the United States, where he is responsible for overseeing the development of multifamily apartment projects, condo-hotels and single-family home communities, leading public-private partnerships, and executing operational and strategic initiatives for the company. He previously served in the Federal Government from 2018 to 2020 as Deputy Chief of Staff & Opportunity Zones lead for the U.S. Department of Housing and Urban Development (HUD), where he was responsible for overseeing policy for the $70 billion annually-budgeted Cabinet agency, which maintains a wide range of housing and community development programs. As a leader of the bi-partisan Opportunity Zones program, Mr. Costa held the title of Chairman’s delegate and HUD’s lead representative on the Federal Government’s inter-agency Opportunity and Revitalization Council. Mr. Costa serves as Advisory Board Member of the ULI Terwilliger Center for Housing, and Board Director of the Home Builders Institute (HBI). He is also a board director of the Urban League of Broward County, the Housing Affordability Committee Chair for the ULI Southeast Florida/Caribbean District, member & recent chair of the ULI Florida Affordable & Workforce Housing Council (AWHC), and former Chair of the Nova Southeastern University Master’s in Real Estate Development (MSRED) Program. Mr. Costa earned his law degree from Harvard University, master’s degree from the University of Oxford (United Kingdom), and bachelor’s degree from Yale University.

On January 20,2026 the Partnership issued a press release announcing Mr. Costa’s appointment to the Greystone Manager Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the intended board member change will not occur as currently expected; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this report may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	January 20, 2026	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer